UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Telestone Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	84-1111224
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6F, Saiou Scientific Building, No. 5 Haiying Road, Fengtai Science Park, Beijing, China,	100070
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:                                (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of class)

(Title of class)

Explanatory Note

This registration statement on Form 8-A is being filed by Telestone Technologies Corp., a Delaware corporation (the "Company") to transfer the listing of its common stock, $0.001 par value (the "Common Stock") to the NASDAQ Capital Market ("NASDAQ") from the American Stock Exchange ("AMEX"). The Registrant anticipates that the listing of the Common Stock on AMEX will be terminated prior to the opening of trading on September 27, 2006, and that the trading of the Common Stock on NASDAQ will begin on September 27, 2006.

Item 1. Description of Registrant's Securities to be Registered.

Reference is hereby made to the registration statement on the Company’s Form 8-A filed with the Securities and Exchange Commission on May 11, 2005 (the “Original Form 8-A”). A summary description of the Common Stock of the Company was previously disclosed in Item 1 of the Original Form 8-A, which is incorporated herein by reference.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TELESTONE TECHNOLOGIES CORP.

By:	/s/ Han Daqing

Name: Title:	Han Daqing Chief Executive Officer

Date: September 26, 2006